UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

NORANDA ALUMINUM HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34741	20-8908550
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2011, Scott Kleinman resigned as a director of Noranda Aluminum Holding Corporation (the “Company”).

On September 27, 2011, the Board of Directors (the “Board”) of the Company appointed Henry R. Silverman as a director of the Company. Mr. Silverman has been appointed for a term expiring in 2012.

Mr. Silverman currently serves as a member of the Executive Committee, Director and Vice Chairman of the board of directors of Apollo Global Management, LLC (“Apollo”). From November 2007 through January 2009, Mr. Silverman served as senior advisor to Apollo and from February 2010 to March 2011, as its Chief Operating Officer. Prior to joining Apollo, from July 2006 until November 2007, Mr. Silverman served as Chairman of the Board and the Chief Executive Officer of Realogy Corporation, formerly Cendant’s real estate division. Mr. Silverman was Chief Executive Officer of Cendant Corporation and its predecessor from May 1990 until August 2006. Mr. Silverman continues to serve as a director and Chairman of the Board of Realogy Corporation, is a director and Chairman of the Board of Apollo Commercial Real Estate Finance, Inc. and serves as a director of the general partner of Apollo Alternative Assets, L.P.

Mr. Silverman has been involved for many years in numerous philanthropic, public service and social policy initiatives. Mr. Silverman graduated from Williams College in 1961, and the University of Pennsylvania Law School in 1964, and served as a legal officer in the U.S. Navy Reserve from 1965 to 1972.

Mr. Silverman brings to the Board expertise as a strategist, management and operations experience, and a perspective on business and corporate governance in a public company context. In his prior experience as chief executive officer of Cendant, he gained extensive experience working with complex organizations and analyzing investment opportunities, all of which the Company believes enhance the resources available to the Board.

As an Apollo affiliate, Mr. Silverman will not receive compensation for his services as a director. Compensation in respect of the services of Apollo affiliates serving on the Board is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: September 27, 2011	By:	/s/ Gail E. Lehman

Gail E. Lehman Vice President of Human Resources, General Counsel and Corporate Secretary